Exhibit 99.1

Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name	Gran Tierra Energy Inc.

Reporting Year	From:	1/1/2025	To:	12/31/2025	Date Submitted	5/29/2026

Reporting Entity ESTMA Identification Number	E742342		● Original Submission
○ Amended Report

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirement of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Ryan Ellson				Date	5/29/2026

Position Title	Chief Financial Officer and Executive Vice President

Extractive Sector Transparency Measures Act- Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Gran Tierra Energy Inc.					Currency of the Report	USD
Reporting entity ESTMA Identification Number	E742342
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments. Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Colombia	NATIONAL GOVERNMENT OF COLOMBIA	NATIONAL HYDROCARBON AGENCY OF COLOMBIA		74,057,067						74,057,067	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	NATIONAL GOVERNMENT OF COLOMBIA	DIRECTORATE OF NATIONAL TAXES AND CUSTOMS OF COLOMBIA	2,138,719							2,138,719	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	NATIONAL GOVERNMENT OF COLOMBIA				1,067,224					1,067,224	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	MUNICIPALITY OF PUERTO ASIS		574,234				127,569			701,803	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	MUNICIPALITY OF SAN MARTIN		439,523				192,525			632,048	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	MUNICIPALITY OF VILLAGARZON		375,072				3,278			378,350	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053

Colombia	DISTRICT OF BOGOTA		349,745			349,745	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	MUNICIPALITY OF MOCOA		227,657		96,622	324,279	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	MUNICIPALITY OF RIO DE ORO		147,523		59,573	207,096	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	MUNICIPALITY OF PIAMONTE		147,454		52,292	199,746	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	MUNICIPALITY OF PUERTO GUZMAN		147,454			147,454	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	GOVERNMENT OF PUTUMAYO				95,785	95,785	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	MUNICIPALITY OF ORITO		63,226		14,523	77,749	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	INDIGENOUS COMMUNITY OF CABILDO AWA			77,050		77,050	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Ecuador	GOVERNMENT OF ECUADOR	SECRETARIAT OF HIGHER EDUCATION, SCIENCE, TECHNOLOGY AND INNOVATION		191,233		191,233	Paid in USD

Ecuador	GOVERNMENT OF ECUADOR	MINISTRY OF ENERGY AND NON-RENEWABLE NATURAL RESOURCES OF ECUADOR			457,000	457,000	Paid in USD
Ecuador	GOVERNMENT OF ECUADOR	CENTRAL BANK OF ECUADOR		36,238,959		36,238,959	Paid in USD
Ecuador	GOVERNMENT OF ECUADOR	INTERNAL REVENUE SERVICE	1,998,128			1,998,128	Paid in USD
Ecuador	DECENTRALIZED AUTONOMOUS MUNICIPAL GOVERNMENT OF QUITO	FINANCIAL MANAGEMENT	200,398			200,398	Paid in USD
Ecuador	SUPERINTENDENCY OF COMPANIES, SECURITIES, AND INSURANCE	FINANCIAL MANAGEMENT	188,159			188,159	Paid in USD
Canada	GOVERNMENT OF ALBERTA	ALBERTA ENERGY AND MINERALS		3,459,968	607,773	4,067,741	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Paid $3,441,274 AB Crown Royalty Gas & Liquids Net of GCA - G94167206 A8HW and $18,694 Compensatory Royalty. $607,773 fees include Surface & Mineral Lease Rentals
Canada	GOVERNMENT OF ALBERTA	FORESTRY AND PARKS			1,533	1,533	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978.
Canada	GOVERNMENT OF ALBERTA	SERVICE ALBERTA LAND TITLES			12,261	12,261	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978.
Canada	ALBERTA BOILERS SAFETY ASSOCIATION				60,660	60,660	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Facility Licence Fee

Canada	GOVERNMENT OF ALBERTA	WESTERN CANADA SPILL SERVICE			8,581	8,581	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Well and Facility Fee
Canada	GOVERNMENT OF CANADA	INNOVATION, SCIENCE AND ECONOMIC DEVELOPMENT, CANADA			11,875	11,875	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Radio Licence Fee
Canada	GOVERNMENT OF CANADA		1,089,281			1,089,281	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Corporate Federal Income Tax instalments and Part XIII Non-Resident Tax.
Canada	GOVERNMENT OF ALBERTA	ALBERTA PETROLEUM MARKETING COMMISSION		8,674,552		8,674,552	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Oil paid in-kind royalties, carried by GTE. The value of in-kind payments was determined using the prevailing commodity prices at the time of transfer.
Canada	GOVERNMENT OF ALBERTA	OIL SANDS ADMINISTRATION AND STRATEGIC INFORMATION SYSTEM		132,026		132,026	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978.
Canada	GOVERNMENT OF ALBERTA	ALBERTA ENERGY FREEHOLD MINERAL TAX SECTION	233,592			233,592	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Freehold Mineral Tax.
Canada	GOVERNMENT OF ALBERTA	ALBERTA DEPARTMENT OF ENERGY			2,792,676	2,792,676	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Alberta Crown Land Sale.
Canada	GOVERNMENT OF ALBERTA	ALBERTA ENERGY REGULATOR			1,629,270	1,629,270	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Fees include Orphan Levy $831,812.20 & Provincial Admin $789,659.81 & Core Analysis $7,798
Canada	GOVERNMENT OF ALBERTA	ALBERTA FINANCE CORPORATE INCOME TAX SECTION	904,662			904,662	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Alberta Income Tax instalments.

Canada	GOVERNMENT OF ALBERTA	ALBERTA ENVIRONMENT AND PROTECTED AREAS	18,511	18,511	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Carbon Credit Purchases
Canada	MUNICIPAL DISTRICT OF GREENVIEW No 16		637,931	637,931	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	CLEARWATER COUNTY		548,223	548,223	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	CLEAR HILLS COUNTY		177	177	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	TOWN OF SEXSMITH		37,872	37,872	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	MUNICIPAL DISTRICT OF LESSER SLAVE RIVER		12,463	12,463	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	COUNTY OF WETASKIWIN No. 10		476,285	476,285	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	YELLOWHEAD COUNTY		52,023	52,023	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	PONOKA COUNTY		1,778,650	1,778,650	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.

Canada	LETHBRIDGE COUNTY	121,142	121,142	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	RED DEER COUNTY	14,505	14,505	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	COUNTY OF GRANDE PRAIRIE No. 1	42,497	42,497	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	TOWN OF SYLVAN LAKE	5,557	5,557	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	BRAZEAU COUNTY	362,268	362,268	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	VULCAN COUNTY	52,010	52,010	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	LACOMBE COUNTY	384,574	384,574	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	COUNTY OF STETTLER No. 6	31,141	31,141	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	MUNICIPAL DISTRICT OF OPPORTUNITY No. 17	1,683	1,683	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.

Canada	NORTHERN SUNRISE COUNTY		296			296	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property Taxes.
Canada	PROVINCE OF BRITISH COLUMBIA			68,957	12,233	81,190	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. BCOG Levy + Lease Rentals + Property Tax = $12,233. BC Crown Royalty $68,957
Canada	INDIAN OIL AND GAS CANADA			53,978	1,747	55,725	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. $53,978 IOGC - Royalty and $1.747 Lease Rentals
Canada	WOODLAND CREE FIRST NATION				6,081	6,081	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Surface lease Costs
Canada	GOVERNMENT OF CANADA	CANADA REVENUE AGENCY	766,919			766,919	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Income tax
United States of America	STATE OF DELAWARE		250,970			250,970	Paid in USD
Additional Notes:	Royalties include royalties in-kind for $69,481,049 for Colombia, $33,630,314 for Ecuador, and $12,389,481 for Canada calculated using royalty volumes multiplied by 2025 average realized price of $56.54 per boe for Colombia, $61.53 per boe for Ecuador, and $21.71 per boe for Canada.

Extractive Sector Transparency Measures Act- Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Gran Tierra Energy Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E742342
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Colombia	MIDDLE MAGDALENA BASIN	587,047	44,344,678	435,591		252,097			45,619,413	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	PUTUMAYO BASIN	1,535,096	29,105,060	483,618		390,070			31,513,844	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	ENTITY WIDE	2,488,464		111,204					2,599,668	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	LLANOS BASIN		607,329	86,373					693,702	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	SINU BASIN			10,348					10,348	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	CATATUMBO BASIN			8,744					8,744	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053
Colombia	LOWER MAGDALENA BASIN			8,396					8,396	Paid in Colombian Pesos. Translated at the 2025 average foreign exchange rate of 4,053

Extractive Sector Transparency Measures Act- Annual Report
Ecuador	CHANANGUE BLOCK		10,412,472	312,205	10,724,677	Paid in USD
Ecuador	CHARAPA BLOCK		18,358,758	195,000	18,553,758	Paid in USD
Ecuador	ENTITY WIDE (GRAN TIERRA ENERGY COLOMBIA GMBH)	2,386,685			2,386,685	Paid in USD
Ecuador	IGUANA BLOCK		6,964,800	141,028	7,105,828	Paid in USD
Ecuador	PERICO BLOCK		502,929		502,929	Paid in USD
Canada	CENTRAL AREA	3,843,939	9,939,085	4,419,617	18,202,641	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property taxes, royalties, land fees, IOGC, freehold mineral taxes and Crown land sale.
Canada	OTHER	325,747	146,540	184,465	656,752	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property taxes, royalties and land fees and Minister of Finance BC.
Canada	SIMONETTE AREA	279,825	570,619	166,131	1,016,575	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property taxes, royalties and land fees.
Canada	WAPITI AREA	328,976	1,601,211	213,286	2,143,473	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property taxes, royalties and land fees.

Extractive Sector Transparency Measures Act- Annual Report
Canada	CLEARWATER AREA	14,442	132,026	149,316	295,784	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Property taxes, oil sands royalties and land fees.
Canada	ENTITY WIDE (GRAN TIERRA CANADA LTD.)	2,012,414		11,875	2,024,289	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. CRA tax instalments, Alberta tax instalments & Radio Licence Fee
Canada	ENTITY WIDE (GTE ALBERTA INC.)	766,919			766,919	Amounts paid in Canadian Dollars translated at the 2025 average foreign exchange rate of 1.3978. Income tax
United States of America	ENTITY WIDE (GRAN TIERRA ENERGY INC.)	250,970			250,970	Paid in USD
Additional Notes:	Royalties include the following amounts of royalties in-kind: $42,656,754 for Middle Magdalena Basin, $26,422,662 for Putumayo Basin and $401,633 for Llanos Basin in Colombia and $9,565,545 for Chanangue Block, $17,038,846 for Charapa Block, $6,522,993 for Iguana Block, and $502,929 for Perico Block in Ecuador. Royalties in-kind were calculated using royalty volumes multiplied by 2025 average realized price of $56.54 per barrel for Colombia and $61.53 per barrel in Ecuador. All royalties in Canada were paid in-kind, calculated using an average realized price of $21.71.